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                                                                    EXHIBIT 10.9

                                                      NORTEL AGREEMENT NO. _____
                                                   PURCHASER AGREEMENT NO. _____

                            VOLUME PURCHASE AGREEMENT

This Volume Purchase Agreement (the "Agreement") is between Nortel Networks Corporation, a company incorporated under the laws of Canada, having an office at 185 Corkstown Road, Nepean, Ontario, Canada K2H 8V4 ("Nortel") and Stanford Microdevices Inc., a company incorporated under the laws of Delaware, having an office at 522 Almanor Avenue, Sunnyvale, CA ("Purchaser").

1.      DEFINITIONS

        "Affiliate" of any person shall mean any corporation which, directly or indirectly, is controlled by the same person.

        "Blanket Order" shall mean an Order which does not set forth a Delivery Date or Shipping Date in respect of the Hardware, and which identifies the minimum quantity of Hardware to be ordered by Purchaser from Nortel during the period commencing September 1st 1999 and ending August 31st 2000.

        "Cancellation Period(s)" shall mean the period(s) so designated in Appendix C, which shall end on the Shipping Date.

        "Delivery" shall mean Nortel's delivery of Hardware in good condition on board a common carrier at Nortel's Shipping Location.

        "Delivery Date" shall mean the date when the Hardware shall be delivered to the Delivery Location.

        "Delivery Location" shall mean the location specified in an Order to which the Hardware shall be delivered.

        "Hardware" shall mean the hardware set forth in Appendix A (individually, a "Hardware"), provided under this Agreement pursuant to an Order, as described in the applicable Technical Specifications, but shall exclude Services.

        "Maximum Delivery Period" shall mean the period so designated in Appendix C which shall commence on the date that Nortel receives an Order or a Release.

        "Maximum Order Amount" shall mean the amount so designated in Appendix
        C.

        "Merchandise" shall mean Hardware not ordered as part of the Hardware that is needed for expansion, spares or replacement parts.

        "Minimum Order Amount" shall mean the amount so designated in Appendix
        C.



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"Order" shall mean the document used by Purchaser to order Hardware under this
Agreement, and shall specify the quantity of Hardware Purchaser commits to purchase from Nortel during the subsequent thirteen (13) week period.

        "Parties" shall mean, collectively, Nortel and Purchaser.

        "Party" means, separately, Nortel or Purchaser, as the case may be.

        "Person" shall mean any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency, board, commission or authority, and any other form of entity or organization.

        "Price Schedule" shall mean the list of prices for the Hardware provided to Purchaser by Nortel from time to time.

        "Purchaser Specifications" shall mean any information (including without limitation, software, schematics, designs or techniques) supplied by Purchaser to Nortel for us in the design or manufacture of the Hardware or otherwise incorporated therein.

        "Release" shall mean the document used by Purchaser pursuant to a Blanket Order to set the Delivery Date and/or Shipping Date for specified quantities of Hardware.

        "Rescheduling Period(s)" shall mean the period(s) so designated in Appendix C, which shall end on the Shipping Date.

        "Return Material Authorization" shall mean the distinctive identifier provided by Nortel to Purchaser in respect of a Hardware, which allegedly does not conform to the warranty in Section 4.1.

        "Services" shall mean services associated with the Hardware which may be purchased from or provided by Nortel, such as, but not limited to, Hardware replacement, documentation, training or repair pursuant to this Agreement.

        "Shipping Date" shall mean the date when a Hardware shall be delivered to the carrier at the Shipping Location for shipment to the Delivery Location.

        "Shipping Location(s)" shall mean the location(s) so designated in Appendix C, from which a Hardware shall be shipped by Nortel.

        "Technical Information" shall mean any information of a scientific or technical nature regardless of form or characteristics and in whatever form presented, including, but not limited to, inventions, human and machine-readable computer software and topography, whether or not subject to patent, copyright or other statutory protection.

        "Technical Specifications" shall mean Nortel's standard descriptions, engineering information, ordering information, technical specifications, installation and test procedures



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        and operating and maintenance/replacement procedures in respect of the
        Hardware. The Technical Specifications are attached hereto as Appendix
        B.

        "Term" shall mean 60 months.

        "Territory" shall mean the world.

        "Vendor Items" shall mean Hardware which is not integral to the operation of the Hardware and which is manufactured and/or licensed by an entity other than Nortel.

        "Working Day(s)" shall mean Monday through Friday, inclusive, excluding holidays recognized by either the federal government of Canada or the provincial government of Ontario, excluding December 26 through January 1, inclusive, unless notice is actually received by an employee of the Party to whom it is addressed.

2.      ORDERING AND DELIVERY

2.1 Buyer shall be eligible to place Orders, Blanket Orders, or Releases for the Hardware and/or Services, for delivery or performance in the Territory, with the benefits of and subject to the terms and conditions contained in this Agreement. An Order, Blanket Order or Release submitted pursuant to the terms and conditions of this Agreement, and which Nortel has accepted within five (5) days of receipt of such Order, Blanket Order or Release, shall constitute a contract between Nortel and Purchaser, failing such acceptance, any such Order, Blanket Order or Release shall be deemed to be void. Purchaser may use the Hardware itself in the Territory or use the Hardware to provide services to others in the Territory. Purchaser acknowledges and agrees that in no circumstances shall this Agreement restrict Nortel from selling, leasing or otherwise transferring Hardware, excluding Purchaser Specifications, or hardware incorporating purchaser designs/intellectual property, to any other Person. [***] Should the terms of any Order, Blanket Order or Release conflict with the terms of this Agreement, the terms of this Agreement shall govern unless the parties expressly agree in writing to the contrary. Notwithstanding that an Order, Blanket Order or Release does not refer to this Agreement, any Order, Blanket Order or Release issued by Purchaser during the Term shall be deemed to have been issued pursuant to this Agreement unless the Parties expressly agree to the contrary.

2.2 Purchaser shall issue an Order to Nortel on the third Working Day of each week in respect of the subsequent thirteen (13) week period. An Order shall set forth a description of the following: (a) Hardware and quantity; (b) price (in accordance with the current Price Schedule); (c) Delivery Location; (d) the location where the invoice shall be rendered for payment; (e) method of shipment; (f) quantity; and (g) Delivery Date and/or Shipping Date. An Order or a Release shall not be issued for less than the Minimum Order Amount or for more than the Maximum Order Amount unless the Parties expressly agree to a larger or smaller amount. All shipping documents shall reference the number of the Order issued for the Hardware contained in the shipment.


[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment requested has been requested with respect to the omitted portions.


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2.3     Purchaser agrees to issue Orders for a minimum of one thousand wafers over the first twelve months of the Term, according to the release schedule as set out in Appendix C

2.4 Within five (5) Working Days of Nortel's receipt of an Order or a Release, Nortel shall either confirm the Shipping Date or propose an alternate Shipping Date. If Nortel fails to do so, Nortel shall be deemed to have agreed to the Shipping Date set forth by Purchaser. If Nortel proposes an alternate Shipping Date, then Purchaser shall within five (5) Working Days of its receipt of notice of such alternate Shipping Date notify Nortel that either such alternate Shipping Date is acceptable or such Order or Release is cancelled. If Purchaser fails to give such notice, it shall be deemed to have agreed to the alternate Shipping Date.

2.5 Purchaser may, without charge, postpone the Shipping Date at any time prior to the commencement of the Rescheduling Period, for a period of up to ninety (90) days. If Purchaser cancels an Order or a Release prior to the commencement of the Cancellation Period, there shall be no charge to Purchaser. If Purchaser cancels an Order or a Release during the Cancellation Period, Purchaser shall reimburse Nortel for the actual costs Nortel has incurred in connection with the manufacture of such.

2.6 Purchaser may, at any time, request additions, alterations, deductions or deviations to an Order subject to the condition that such changes and any adjustments resulting from such changes including, but not limited to, schedules and prices, shall be mutually agreed upon and, if so agreed, subsequently detailed in a written revision to the applicable Order (a "Change Order"). Purchaser acknowledges that a premium charge may be applied by Nortel should Nortel agree to process a Change Order outside of its standard Order processing cycle for a Hardware or in the event that a Change Order requires an additional amount of work (such as engineering) to be undertaken to comply with such changes.

2.7 The Parties may add new Hardware to Appendix A upon mutual agreement in writing. The process the Parties shall follow, unless otherwise mutually agreed, to add new Hardware to Appendix A is described in Appendix E.

2.8 In the event that Nortel decides to cease production of the Hardware for any reason, including but not limited to discontinuance of its wafer manufacturing business or significant changes to its wafer manufacturing process, Nortel will provide Purchaser with a written end-of-life notice six (6) months prior to such end of production. Upon receipt of such notice, Purchaser shall submit last time purchase orders to Nortel no later than either (a) three (3) months after receipt of such notice if Purchaser's last time purchase order is for a quantity of hardware that will exceed one hundred fifty (150%) of the quantity of Hardware purchased under this Agreement in the twelve (12) months preceding Purchaser's receipt of such notice or (b) no later than six (6) months after receipt of such notice if Purchaser's last time purchase order is for a quantity of hardware that are less than one hundred fifty (150%) of the quantity of Hardware purchased under this Agreement in the twelve
        (12) months preceding Purchaser's receipt of such notice. The maximum quantity of a last time purchase may not exceed three hundred percent (300%) of the quantity purchased under this Agreement in the twelve (12) months preceding Purchaser's receipt of such notice and Purchaser must take delivery of the full order with fifteen (15) months of the notice, unless rescheduled by Nortel



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        in its sole discretion. Last time purchase orders shall be subject to the terms and conditions of this Agreement.

3.      PRICE, PAYMENT AND RISK OF LOSS

3.1 Unless otherwise indicated in the Price Schedule, the prices set forth in the Price Schedule are: (a) in U.S. dollars; (b) F.O.B. Nortel's Shipping Location; (c) exclusive of any applicable excise and sales taxes now existing or hereinafter imposed by any applicable taxing authority; and (d) exclusive of transportation and insurance charges applicable between the Shipping Location and the Delivery Location. Such taxes, transportation and insurance charges and duty for which Purchaser is liable shall be separately stated on the invoice.

3.3 As of the moment of Delivery of a Hardware, Purchaser accepts all risks of loss, mishandling, breakage, and other damages relating thereto. Times quoted for Delivery will date from acceptance of the Order by Nortel. Title shall pass to Purchaser upon receipt of full payment by Nortel. If Purchaser returns a Hardware, risk of loss or damage for such Hardware shall pass to Nortel when Purchaser delivers the Hardware to the Shipping Location.

3.4 Purchaser grants to Nortel a first priority purchase money security interest in the Hardware. Nortel may perfect such interest, and Purchaser shall assist Nortel, as reasonably necessary, to do so. Nortel may retain such interest until title to the Hardware has passed to Purchaser. Prior to Hardware title transfer, Purchaser shall not cause or permit the Hardware or any portion thereof, to be sold, leased or subjected to a lien or other encumbrance.

3.2 Nortel shall issue invoices for Hardware and/or Services ordered hereunder as follows:

        (a) Invoices for Hardware, Merchandise and/or Vendor Items shall be issued upon Delivery of the Hardware, Merchandise and/or Vendor Items.

        (b) Invoices for Services shall be issued upon completion of the Services.

        (c) All invoices shall be paid in full by Purchaser within [***] days of the date of Nortel's invoice. Overdue payments may, at Nortel's sole discretion, be subject to interest charges, calculated daily from the date due, at one percent (1%) per month, twelve percent (12%) per annum) or such lesser rate as maybe the maximum permissible rate under applicable law.

        (d) All payments hereunder shall be made in U.S. dollars ($U.S.).

4.      WARRANTY

4.1 Nortel warrants to Purchaser that Hardware will at the time of delivery are new and free and clear of all liens and encumbrances. Nortel further warrants that the hardware will be free from defects in material and workmanship for a period of twelve months after delivery such that the hardware meets the technical specifications outlined in appendix B.


[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment requested has been requested with respect to the omitted portions.


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4.2     Purchaser shall provide written or verbal notice of any Hardware, which does not conform to the warranty described in Section 4.1 within two weeks of discovery of such defects. If Purchaser has not so notified Nortel of any such nonconformance within two weeks of discovery of such defects of the relevant Hardware, Purchaser shall be deemed to have accepted this Hardware and Nortel shall have no obligation to replace this Hardware. If Purchaser does notify Nortel of a nonconformance to the warranty described in section 4.1 within two weeks of the discovery of such defects of the relevant Hardware, Nortel shall, at Nortel's option, replace the Hardware which does not conform to the warranty or
        (b) refund to Purchaser the price of such Hardware. All transportation and other expenses arising from shipping the non-conforming Hardware to the Shipping Location shall be paid by Purchaser. All transportation and other expenses arising from shipping the repaired or replaced non-conforming Hardware from the Shipping Location to the Delivery Location shall be paid by Nortel.

4.3 Purchaser shall provide written or verbal notice of any Hardware, which does not conform to the incoming inspection as outlined in Appendix B. If Purchaser has not so notified Nortel of any such nonconformance within five weeks of delivery of the relevant Hardware, Purchaser shall be deemed to have accepted this Hardware and Nortel shall have no obligation to replace this Hardware. If Purchaser does notify Nortel of a nonconformance to the incoming inspection as outlined in Appendix B within five weeks of the delivery of the relevant Hardware, Nortel shall, at Nortel's option, replace the Hardware which does not conform to the incoming inspection or (b) refund to Purchaser the price of such Hardware. All transportation and other expenses arising from shipping the non-conforming Hardware to the Shipping Location shall be paid by Purchaser. All transportation and other expenses arising from shipping the repaired or replaced non-conforming Hardware from the Shipping Location to the Delivery Location shall be paid by Nortel.

4.4 Vendor Items resold by Nortel as part of the Hardware provided hereunder shall bear the warranty of the original equipment manufacturer only.

4.5 Nortel shall assign a Return Material Authorization to each Hardware identified by Purchaser as allegedly not conforming to the warranty in
        Section 4.1 Nortel shall promptly provide the Return Material Authorization to Purchaser. Purchaser and Nortel shall use the Return Material Authorization in all communications in respect of such Hardware.

4.6 THE WARRANTIES PROVIDED HEREUNDER ARE IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES OR CONDITIONS PERTAINING TO THE HARDWARES AND SERVICES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT, AND THE PROVISIONS HEREIN SHALL CONSTITUTE NORTEL'S SOLE OBLIGATION AND LIABILITY AND PURCHASER'S SOLE REMEDY FOR BREACH OF WARRANTY. NORTEL SHALL NOT BE RESPONSIBLE FOR ANY WARRANTY OFFERED BY PURCHASER TO ANY CUSTOMER(S) OF PURCHASER. IN NO EVENT SHALL NORTEL BE
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        INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RELATING TO
        BREACH OF WARRANTY.

5.      TERM AND TERMINATION

5.1 This Agreement shall commence on the Effective Date and continue in effect for the Term. This Agreement shall be automatically renewed for additional terms of twelve (12) months each on an annual basis after the Term, unless either Party notifies the other in writing of its intent to terminate the Agreement, and such notice is received at least sixty
        (180) days prior to the end of the current term.

5.2 Subject to Sections 5.3 and 5.4, the termination of this Agreement shall not effect the rights or obligations of either Party to the other under any Order or Release issued by Purchaser and accepted by Nortel prior to such termination.

5.3 If either Party shall be declared insolvent or bankrupt, or if any assignment of its property shall be made for the benefit of creditors or otherwise, or if its interest herein shall be levied upon under execution or seized by virtue of any writ of any court, or if a petition is filed in any court to declare such Party bankrupt and not dismissed in sixty (60) days, or if a trustee in bankruptcy, receiver or receiver-manager or similar officer is appointed for such Party or for any of such Party's assets, then the other Party may, at its option, terminate, without charge, this Agreement and/or any or all outstanding Orders and Releases and shall thereupon be free from all liability and obligations thereunder. The ability of a Party to terminate in such instances shall be subject to the applicable bankruptcy and insolvency statutes.

5.4 Subject to Section 5.3, a Party (the "Non-Breaching Party") may terminate an Order or a Release only if the other Party (the "Breaching Party") is in material breach of a term of this Agreement or an Order or Release and such breach has not been corrected within thirty (30) Working Days after the date of the Non-Breaching Party's notice thereof to the Breaching Party. In the event Purchaser terminates an Order or Release pursuant to this Section 5.4, Purchaser shall reimburse Nortel for the actual costs incurred to date in connection such Order or Release.

6.      INTELLECTUAL PROPERTY RIGHTS

6.1 This Agreement shall not constitute any transfer of intellectual property rights of any nature whatsoever.

6.2 Nortel acknowledges that all Purchaser Specifications for the Hardware are the property of Purchaser.

6.3 Subject to Section 6.4 below, Nortel agrees not to use the Purchaser Specifications or any customized ASIC, test vectors, or tooling generated exclusively for the Hardware in the course of development other than for the manufacture of the Hardware on behalf of Purchaser. Purchaser acknowledges and agrees that place and route data, database tapes, mask sets and other customized data relating to the Hardware contain proprietary information



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        of Nortel and Purchaser, and such materials shall therefore remain in the custody of Nortel at all times. Upon request of Purchaser, however, Nortel shall destroy such materials produced for Purchaser and provide certification thereof.

6.4 Nortel or its licensors shall own and retain all intellectual property rights (including, without limitation, mask work rights) associated with any and all circuitry design components and process technology furnished by Nortel in connection with the design, development or manufacture of the Hardware, including but not limited to 9I) all base array layers
        (ii) all Nortel-licensed library elements (including, without limitation) any megafunctions or macrocells) and (iii) all Nortel-furnished modification of any such library elements. The rights of Purchaser in the Hardware designed hereunder shall be strictly limited to control of the customized configuration of the Hardware created by the interconnections of such elements of hardware information contained in the Hardware manufactured for Purchaser.

6.5 Nortel shall own any process, pattern or device discovered by Nortel in the course of performing this Agreement. If Purchaser discovers any process, pattern, or device in the course of designing or developing the Hardware, Nortel shall automatically acquire a fully paid, perpetual, worldwide license to use such invention in connection with the manufacture of the Hardware. The Parties shall be deemed joint owners of any invention, which is jointly discovered.

6.6 Purchaser covenants not to remove, modify or obscure Nortel's logos and part numbers on the Hardware.

7.      CONFIDENTIAL INFORMATION

7.1 Any Technical Information, specifications, drawings, documentation, schematics, models, pricing information and "know-how" of every kind and description whatsoever provided by one Party ("Discloser") to the other ("Recipient") in connection with the negotiation or performance of this Agreement or any Order or Release, regardless of form, shall be deemed to be confidential information, and the exclusive property, of Discloser except if such information is: (a) in or becomes part of the public domain through no fault of Recipient; (b) disclosed to Recipient by a third party without restriction; (c) known to Recipient at the time of disclosure and is so documented; (d) independently developed by Recipient without access to any information furnished to it by Discloser and is so documented; or (e) disclosed when such disclosure is compelled pursuant to legal, judicial or administrative proceeding, or otherwise required by law, subject to Recipient giving all reasonable prior notice to Discloser to allow it to seek protective or other court orders. All such confidential information, except as specifically authorized in writing by Discloser or as provided hereunder, shall be held in confidence by Recipient and, if in written form, returned to Discloser upon its request. Recipient shall not: (x) disclose or allow to be disclosed such information except to its employees who have a bona fide need to know; (y) reproduce such information without the written consent of Discloser; or (z) use any of such information for any purpose other than the satisfaction of its rights and obligations under this Agreement. The foregoing obligations of confidentiality shall survive for a period of five (5) years after the applicable disclosure, notwithstanding the termination or expiration of this Agreement.




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8.      INDEMNIFICATION

8.1 Nortel, at its expense, shall indemnify, defend and hold harmless Purchaser against any claim in the United States of America or Canada based on an allegation that a Hardware (except for Vendor Items) infringes a United States or Canadian patent, copyright, or trademark of another Person, or violates any trade secret or other proprietary interest of another Person except in respect of any claim relating to designs or information furnished by Purchaser, and Nortel will pay any resulting costs, damages, and attorney's fees finally awarded against Purchaser that are attributable to such claim and will pay the part of any settlement that is attributable to such claim provided that: (a) Purchaser notifies Nortel promptly in writing of the claim; (b) Nortel is permitted to control the defense or settlement of the claim; and (c) Purchaser cooperates reasonably in such defense or settlement at Nortel's expense. Purchaser shall not settle or compromise any such legal action without Nortel's prior written approval. The selection of counsel to be employed in the defense of such legal action shall be within Nortel's sole discretion. Such indemnity shall not apply in the event the Hardware(s) have been modified by Purchaser, have been utilized in a manner other than as specified by Nortel or are used or located outside the Territory. The indemnity provided herein shall not extend to any legal action based upon any infringement or alleged infringement of any patent, trademark or copyright by Vendor Items, or by the combination of any Hardware furnished by Nortel with other equipment not furnished by Nortel. Notwithstanding the above, Nortel shall have no obligation or liability with regard to any patent infringement suit, claim, or proceeding that may be made or brought against Purchaser (i) alleging that method of use claims in such patent are infringed by any service offering and/or by any use by Purchaser of Hardware furnished hereunder to make such service offering available or
        (ii) resulting in a settlement payment, or award of damages, or accounting of profits, where such settlement, award, or accounting is based on the revenues or profits earned or other value obtained by Purchaser from its use of such Hardware and/or is based on the lost revenues or profits of third parties arising from Purchaser's use of such Hardware.

8.2 In its defense or settlement of any such claim described in Section 8.1 Nortel may: (a) procure for Purchaser the right to continue using the Hardware; (b) modify the Hardware or the Hardware manufacturing process so that the use or manufacturing of the Hardware becomes non-infringing;
        (c) replace the Hardware with equivalent Hardware not subject to such claim; or (d) in the event none of the foregoing is commercially feasible, refund Purchaser the price paid for such Hardware, and Purchaser shall return such Hardware to Nortel immediately.

8.3 Independent of any other limitation, in no event shall Nortel be liable to Purchaser or to parties claiming through or on behalf of Purchaser for special, incidental, exemplary, consequential or indirect damages or for loss of anticipated profits pursuant to the indemnities provided in this Article 8. In no event shall Nortel's liability to Purchaser or its customers or any other Persons pursuant to Section 8.1 exceed in the aggregate the monies received by Nortel from Purchaser pursuant to this Agreement to the date of such claims. The foregoing states the entire obligation and liability of Nortel with respect to infringement or violation of any proprietary interest of another Person and claims thereof.



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8.4     Purchaser, at its expense, shall indemnify, defend and bold harmless
        Nortel against any claim based on an allegation that the designs and information provided by Purchaser in respect of Hardware infringes a patent, copyright, or trademark of another Person, or violates any trade secret or other proprietary interest of another Person, and Purchaser will pay any resulting costs, damages, and attorney's fees finally awarded against Nortel that are attributable to such claim and will pay the part of any settlement that is attributable to such claim provided that: (a) Nortel notifies Purchaser promptly in writing of the claim;
        (b) Purchaser is permitted to control the defense or settlement of the claim; and (c) Nortel cooperates reasonably in such defense or settlement at Purchaser's expense.

8.5 In its defense or settlement of any such claim described in Section 8.4 Purchaser may: (a) procure for Nortel the right to continue using the design and information; (b) modify the design and information so that it is non-infringing; or (c) replace the design and information with an equivalent design and information not subject to such claim.

8.6 Independent of any other limitation, in no event shall Purchaser be liable to Nortel or to parties claiming through or on behalf of Nortel for special, incidental, exemplary, consequential or indirect damages or for loss of anticipated profits pursuant to the indemnity in Section 8.4.

8.7 Each Party hereto shall indemnify and save the other harmless from any liabilities, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made by anyone for bodily injuries, including death, or damage to tangible personal property, resulting from the negligence and/or willful misconduct of that Party, its employees or agents in the performance of this Agreement. Each Party shall defend the other at the other's request against any such liability, claim or demand. Each Party shall notify the other promptly of written claims or demands against such Party of which the other Party is responsible hereunder.

9.      LIMITATION OF LIABILITY

9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSS FOR ANY BREACH OF THIS AGREEMENT, TORT OR OTHER LEGAL THEORY, INCLUDING NOT LIMITED TO LOSS OF OPPORTUNITY, USE, INCOME OR PROFIT OR OTHER SUCH CLAIMS ARISING FROM ANY CAUSE WHATSOEVER. THIS LIMITATION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT. IN NO EVENT SHALL NORTEL BE LIABLE FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN ANY AMOUNT IN EXCESS OF, IN AGGREGATE, THE MONIES RECEIVED BY NORTEL FROM PURCHASER PURSUANT TO THIS AGREEMENT TO THE DATE OF SUCH LIABILITY.

9.2 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action occurs or it shall be deemed waived and barred.



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10.     FORCE MAJEURE

10.1 Nortel shall not be responsible or liable to Purchaser for any delay or failure to perform hereunder if such delay or failure results from fire, explosion, labor dispute, earthquake, casualty or accident, lack or failure of transportation facilities, epidemic, flood, drought, or by reason of war, declared or undeclared, revolution, civil commotion, the act of a public enemy, blockade or embargo, act of God, any inability to obtain any requisite license, permit or authorization, or by reason of any law, proclamation, regulation, ordinance, demand, or requirement of any government or by reason of any other cause whatsoever, whether similar or dissimilar to those enumerated, beyond the reasonable control of Nortel. With respect to labor disputes as described above, Nortel shall not be obligated to accede to any demands being made by employees or other personnel. All such causes will delay Nortel's performance hereunder for a period equal to the delay resulting from any such causes and such additional period as may be reasonably necessary to allow Nortel to resume its obligations.

11.     ACCESS TO PREMISES

11.1 Each Party shall, subject to reasonable notice, have access to the premises of the other Party in order to perform their respective obligations under this Agreement. Each Party shall comply with the general security and safety rules of the other Party, as appropriate, when in such premises. In addition, each Party acknowledges that its access to the other Party's premises may be restricted by the host Party, acting reasonably, in order to preserve the host Party's trade secrets and obligations of confidentiality to third parties.

12.     GENERAL

12.1 Any notices to be given under this Agreement shall be sent by certified mail, postage prepaid, or by facsimile or hand delivery to the other Party at the addresses set forth below and to the attention of:

        Nortel:       Legal notices:
                      Corporate Secretary
                      Nortel Networks Corporation
                      8200 Dixie Road, Suite 100
                      Brampton, Ontario
                      L6T 5P6 Canada

                      Business notices:
                      Nortel Advanced Components
                      Nortel Networks Corporation
                      185 Corkstown Road
                      Nepean, Ontario
                      K2H 8V4 Canada

               Stanford Microdevices:       Stanford Microdevices
                                            Attn: Jerry Quinnell
                                            Chief Operating Officer
                                            522 Alamnor Ave.
                                            Sunnyvale, CA USA 94086
                                            Fax: (408) 739-0970

12.2 Notices shall be deemed to have been received five (5) Working Days after mailing if given by mail, one (1) Working Day after sending if given by facsimile and upon delivery if given by hand. A Party may change its address for notices by written notice to the other Party in the manner provided in Section 12.1.

12.3 The failure of a Party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such Party to enforce such and every other provision.

12.4 The validity, interpretation and performance of this Agreement, the rights and obligations arising hereunder and any purchase made hereunder shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to the principles of conflicts of laws thereof and without reference to the UNCITRAL Convention on Agreements for the International Sale of Goods.

12.5 Neither Party shall assign this Agreement or any rights hereunder without the prior written consent of the other Party. Notwithstanding the foregoing, Nortel may assign this Agreement to any Nortel Affiliate or manufacturing licensee without the consent of the Purchaser. Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations.

12.6 Purchaser shall not export any technical data received from Nortel pursuant to this Agreement, or release any such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. and/or Canadian law concerning the exporting of such technical data Purchaser shall obtain all authorizations from the U.S. and/or Canadian government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

12.7 A Party shall not release, without the prior written approval of the other Party, any advertising or other publicity relating to this Agreement wherein such other Party may reasonably be identified. In addition, each Party shall take reasonable precautions to keep the existence of this Agreement confidential so long as this Agreement remains in effect and for a period of [***] years thereafter, except as may be otherwise expressly provided in this Agreement or as may be reasonably required to enforce this Agreement by law.

12.8 Section headings are inserted for convenience only and shall not be used to interpret this Agreement.


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                                      -12-

12.9 All obligations and liabilities which, by their nature, are intended to survive the expiration or termination of this Agreement shall remain in effect beyond any expiration or termination.

12.10 The invalidity in whole or in part of any provision of these terms and conditions shall not void or effect the validity of any other provision of this Agreement. The Parties hereto agree to substitute any provision of these terms and conditions which is or shall become invalid by such provision which in its legal and commercial contents is the most similar to the invalid provision.

12.11 This Agreement, including the Appendices to it, constitutes the entire agreement between the Parties on the subject matter hereof and supersedes prior agreements and communications, written or oral, with respect thereto. Except for the information which must be set forth in an Order, Blanket Order or Release in accordance with Articles 1 and 2, any additional or different term set forth in any Order, Blanket Order or Release, acknowledgment form, quotation or other document hereafter issued shall be void. This Agreement may not be modified or any right of a Party waived, except by means of an amendment, which expressly references this Agreement and is duly executed by each of the Parties.

12.12 This Agreement is not intended to and shall not constitute, create, give effect or otherwise recognise a joint venture, partnership, agency relationship or formal business entity of any kind.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement by their duly authorized representatives as of the date first written above.

Nortel Networks Corporation                  STANFORD MICRODEVICES INC.

By:  /s/ Barbara Callaghan                   By: /s/ Robert M. Van Buskirk
     -------------------------------             -------------------------------

Print Name:   Barbara Callaghan              Print Name:   Robert M. Van Buskirk
           -------------------------                    ------------------------

Title:   VP & GM Microelectronics            Title:   CEO
      ------------------------------               -----------------------------

Date:   October 12, 1999                     Date:  15 September 1999
      ------------------------------              ------------------------------



By:  /s/ D. Wilson                           By:
     -------------------------------             -------------------------------

Print Name:   D. Wilson                      Print Name:
           -------------------------                    ------------------------

Title:  Sr. Counsel                          Title:
      ------------------------------               -----------------------------

Date:  9 Nov 99                              Date:
      ------------------------------              ------------------------------

                                   APPENDIX A

                                    HARDWARES

[***]



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

                                   APPENDIX B

                            TECHNICAL SPECIFICATIONS



[***]


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respect to the omitted portions.

                                   APPENDIX C

                                     GENERAL


Shipping Location:

Delivery Location:

Rescheduling Period:  13 weeks

Cancellation Period:  13 weeks

Maximum Delivery Period:  15 weeks

Minimum Order Amount:  [***]

Maximum Order Amount:  [***]

Release Schedule:     [***]



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with the Commission. Confidential treatment requested has been requested with respect to the omitted portions.

                                   APPENDIX D

[***]



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respect to the omitted portions.

                                   APPENDIX E

                        NEW HARDWARE INTRODUCTION PROCESS



              Nortel requires a fabrication cycle time of 13 weeks.